UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

Grayscale Digital Large Cap Fund LLC

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	000-56284	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	GDLC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective July 1, 2022, Grayscale Investments, LLC, the manager (the “Manager”) of Grayscale Digital Large Cap Fund LLC (the “Fund”) will replace the Fund’s portfolio construction criteria to track the CoinDesk Large Cap Select Index (the “DLCS”). Since inception, the Fund has sought to hold digital assets with market capitalizations that collectively constituted at least 70% of the market capitalization of the entire digital asset market (the “Target Coverage Ratio”) and determined the digital assets held by the Fund (the “Fund Components”) by reference to fund construction criteria that consisted of market capitalization, liquidity and coverage criteria established by the Manager (the “Target Coverage Ratio Methodology”). Through the Target Coverage Ratio Methodology, the Fund sought to (i) provide large-cap coverage of the digital asset market; (ii) minimize transaction costs through low turnover of the Fund’s portfolio; and (iii) create a portfolio that could be replicated through direct purchases in the Digital Asset Market.

Effective July 1, 2022, the Manager will replace the Target Coverage Ratio Methodology as the fund construction criteria and will no longer seek to hold Fund Components meeting the Target Coverage Ratio. Instead, the Fund Components will consist of the digital assets that make up the DLCS, as rebalanced from time to time, subject to the Manager’s discretion to exclude individual digital assets in certain cases. The DLCS is designed and managed by CoinDesk Indices, Inc. (in this capacity, the “Index Provider”), a subsidiary of Digital Currency Group, Inc. (“DCG”) and an affiliate of the Manager, which is also a subsidiary of DCG, and the Fund.

The digital assets that make up the DLCS (the “Index Components”) are drawn from the universe (the “Index Universe”) of investable digital assets meeting the following criteria, (i) the digital asset must be ranked in the top 200 in the Index Provider’s Digital Asset Classification Standard (“DACS”) report, (ii) custodian services for the digital asset must be available from Coinbase Custody, a division of Coinbase Global Inc., and must be accessible to U.S. investors, (iii) the digital asset must not be a stablecoin or categorized as a meme coin as determined by the Index Provider and (iv) the digital asset must have been listed on a Constituent Exchange for a minimum of 30 days leading up to the Index Rebalancing Period.

The Index Provider applies market capitalization, liquidity and data availability criteria to the digital assets in the Index Universe in order to arrive at between five and ten digital assets that, in the Index Provider’s judgment, represent a diversified benchmark for the largest and most liquid digital assets in the digital asset market (the “Large Cap sector”), rather than exposure to all digital assets in the Index Universe. The respective weightings of the Index Components within the DLCS are determined by the Index Provider based on market capitalization criteria, and are referred to as the “Index Weightings.” The process followed by the Index Provider to determine the Index Universe, the Index Components and their respective Index Weightings is referred to as the “DLCS Methodology.” Although the Fund will no longer seek to hold Fund Components meeting the Target Coverage Ratio, the Fund continues to seek to (i) provide large-cap coverage of the digital asset market; (ii) minimize transaction costs through low turnover of the Fund’s portfolio; and (iii) create a portfolio that can be replicated through direct purchases in the Digital Asset Market. Because Index Components target the Large Cap sector and are included in the DLCS in accordance with market capitalization and liquidity criteria, as of June 28, 2022, the DLCS covered approximately 73% of the market capitalization of the entire digital asset market, excluding stablecoins and meme coins, which is in excess of the Target Coverage Ratio. Additionally, as of June 28, 2022, the DLCS covered approximately 75% of the market capitalization of the Index Universe.

The Fund Components consist of the Index Components except that the Manager may determine to exclude a particular Index Component in its discretion under a variety of circumstances. See “—Fund Construction Criteria—Inclusion of New Fund Components” for more information. The weightings of each Fund Component (“Weightings”) are generally expected to be the same as the Index Weightings except when the Manager determines to exclude one or more digital assets from the Fund Components, in which case the Weightings are generally expected to be calculated proportionally to the respective Index Weightings for the remaining Index Components.

As of June 28, 2022, the Fund Components consisted of: Bitcoin (BTC), Ethereum (ETH), Cardano (ADA), Solana (SOL), Bitcoin Cash (BCH), Litecoin (LTC), Chainlink (LINK), Uniswap (UNI), Polkadot (DOT) and Avalanche (AVAX). The Fund Components were weighted as follows:

Fund Component	Weighting
BTC	66.71%
ETH	24.04%
ADA	2.71%
SOL	2.11%
DOT	1.33%
AVAX	0.91%
LTC	0.67%
UNI	0.63%
LINK	0.54%
BCH	0.35%

As of June 28, 2022, the Index Components consisted of Bitcoin (BTC), Ethereum (ETH), Cardano (ADA), Solana (SOL), and Avalanche (AVAX), weighted as follows:

Index Component	Index Weighting
BTC	69.03%
ETH	25.05%
ADA	2.85%
SOL	2.17%
AVAX	0.90%

The Index is currently undergoing its quarterly rebalancing. The Index Provider notified the Manager that there will be no change to the Index Components included in the Index as a result of such rebalancing, although the Index Weightings will change. The Index Weightings will be announced on July 5, 2022. The Manager will rebalance the Fund beginning on the second business day of the quarter, July 5, 2022, and expects to complete the rebalancing of the Fund effective July 6, 2022. The Manager will announce the Fund Components and their respective weightings upon completion of the rebalancing.

Digital Asset Reference Rates

The Fund values its digital assets for operational purposes by reference to Digital Asset Reference Rates. Historically, the Digital Asset Reference Rate for each Fund Component at any time has been the Index Price for such Fund Component, if CoinDesk Indices, Inc. (in this capacity, the “Reference Rate Provider”) in its sole discretion determined that it was able to determine such Index Price, or if not, the Old Indicative Price for such Fund Component as of 4:00 p.m., New York time, on the most recent business day, as determined by the Reference Rate Provider.

•
The “Old Indicative Price” is a volume-weighted average price in U.S. dollars for the Fund Component for the immediately preceding 24-hour period derived from data collected from Digital Asset Exchanges trading such Fund Component selected by the Reference Rate Provider (each, a “Constituent Exchange”).
•
The “Index Price” is determined by the Reference Rate Provider by further cleansing and compiling the trade data used to determine the Old Indicative Price in such a manner as to algorithmically reduce the impact of anomalistic or manipulative trading. This is accomplished by adjusting the weight of each data input based on price deviation relative to the observable set, as well as recent and long-term trading volume for such Fund Component at each venue relative to the observable set. The Reference Rate Provider is able to calculate the Index Price for a particular Fund Component if the Reference Rate Provider determines in its sole discretion that sufficient current and historical trade data inputs exist for such Fund Component in order to generate such Index Price using the Reference Rate Provider’s algorithms.

As of June 28, 2022, the Digital Asset Reference Rate for each Fund Component is an Index Price, except for DOT and AVAX, for which an Old Indicative Price is used.

Effective July 1, 2022 upon adoption of the DLCS Methodology, the Digital Asset Reference Rates for each Fund Component will be the reference rate used by the Index Provider to constitute the DLCS. As of June 28, 2022, the reference rate used by the Index Provider for each Index Component is a volume-weighted average price in U.S. dollars for the Index Component for the immediately preceding 60-minute period derived from data collected from Constituent Exchanges (such price, an “Indicative Price”). As such, effective July 1, 2022, the Digital Asset Reference Rate for each Fund Component will be an Indicative Price.

The Index Provider may use Index Prices as the reference rate for an Index Component in the future, and if it does so, then the Manager will use an Index Price for the relevant Fund Component. The Manager expects that such Index Price would be calculated in the same manner as described above, except that it would cleanse and compile trade data used to determine the Indicative Price, instead of the Old Indicative Price.

Fund Construction Criteria

DLCS Methodology

Index Universe

The Index Components are drawn from the Index Universe, which is determined based on the following criteria: (i) the digital asset must be ranked in the top 200 in the Index Provider’s DACS report, (ii) custodian services for the digital asset must be available from Coinbase Custody, a division of Coinbase Global Inc., and must be accessible to U.S. investors, (iii) the digital asset must not be a stablecoin or categorized as a meme coin as determined by the Index Provider and (iv) the digital asset must have been listed on a Constituent Exchange for a minimum of 30 days leading up to the Index Rebalancing Period.

Eligibility and Weighting

Under the DLCS Methodology and subject to the below, a digital asset included in the Index Universe will generally be eligible for inclusion in the DLCS as an Index Component, and thus the Fund’s portfolio as a Fund Component, if it satisfies market capitalization, liquidity and data availability metrics determined by the Index Provider. Digital assets will be included in the DLCS on a market capitalization-weighted basis. For example, a digital asset with a larger market capitalization will have a higher representation in the DLCS, and thus the Fund’s portfolio (unless the Manager excludes the digital asset from the Fund). Market capitalization refers to a digital asset’s market value, as determined by multiplying the number of tokens of such digital asset in circulation by the market price of a token of such digital asset. The market price per token of a Fund Component will be determined by reference to the applicable Digital Asset Reference Rate, which as of July 1, 2022 are Indicative Prices. The market capitalization of any digital assets not in the DLCS, and therefore not held by the Fund, will be determined based on data that the Index Provider obtains directly from exchanges and other service providers. Because the Fund creates Shares in exchange for Fund Components on a daily basis, the market capitalization of each Fund Component is calculated, and its Weighting therefore fluctuates, daily in accordance with changes in the market price of such Fund Components. See “Valuation of Digital Assets and Determination of Digital Asset Holdings.”

Inclusion of New Fund Components

In order for a new digital asset to qualify for inclusion in the DLCS, and thus the Fund’s portfolio during a Fund Rebalancing Period, it must be included in the Index Universe and be among the 20 highest ranked digital assets in the Index Universe by market capitalization. Such 20 digital assets are referred to as the “Selection Universe.” In order for a digital asset in the Selection Universe to be included in the Fund’s portfolio during a Fund Rebalancing Period, such digital asset must (i) have a current market capitalization that is at least 1.2 times the median current market capitalization of the Selection Universe, (ii) have a median daily value traded (“MDVT”) for the Index Rebalancing Period that is at least 1.2 times the MDVT of the Selection Universe for the Index Rebalancing Period, (iii) trade on at least three Constituent Exchanges as of the first day of the Index Rebalancing Period, (iv) have been included in the Selection Universe during the Index Rebalancing Period (as defined below) for the prior quarter, (v) the inclusion of such new digital asset will not result in the Fund holding more than ten Fund Components and (vi) such digital asset must have a minimum weight of 1.0% (collectively, the “Index Inclusion Criteria”). In the event that more than ten digital assets meet the Index Inclusion Criteria, the qualifying digital assets will be ranked by current market capitalizations. Those ranked below the top ten will be excluded.

The Index Provider may include a digital asset that does not meet the Index Inclusion Criteria in the DLCS if the Index Components no longer collectively meet the five constituent minimum, at which point the Index Provider would first relax the market capitalization and liquidity requirements included in the Index Inclusion Criteria to those included in the Removal Criteria described below and include the next largest digital assets by current market capitalization that met such requirements, until there were five Index Components. If after relaxing such requirements, there were still fewer than five Index Components, the Index Provider would further relax the requirements and include the next the next largest digital assets by current market capitalization until there were five Index Components.

Removal of Existing Fund Components

The DLCS, and therefore the Fund, is rebalanced on a quarterly basis according to the DLCS Methodology during a period beginning 14 days before the second business day of each January, April, July, and October (each such period, an “Index Rebalancing Period”). During each Index Rebalancing Period, a digital asset will be removed as an Index Component from the DLCS, and therefore removed from the Fund if also a Fund Component, if (A) (i) it is not included in the Selection Universe, (ii) it fails to be listed on at least three Constituent Exchanges, (iii) it has a current market capitalization that is less than 1.0 times the median current market capitalization of the Selection Universe, (iv) it has an MDVT for the Index Rebalancing Period that is less than 1.0 times the MDVT of the Selection Universe for the Index Rebalancing Period, or (v) such digital asset has a weight of less than 0.8% and (B) such removal would not result in the DLCS holding less than five Index Components (collectively, the “Removal Criteria”). For additional information, including regarding the exclusion of Index Components from the Fund, see “—Inclusion of New Fund Components” and “—Rebalancing.”

For example, if BCH was not included in the Selection Universe, failed to meet the thresholds in market capitalization and liquidity described above, or had a weight in the Index of less than 0.8%, BCH would be removed from the DLCS, unless its removal would result in the DLCS holding less than five Index Components, in which case it would not be removed.

Index Components Compared to Fund Components

The Fund Components consist of the Index Components except when the Manager determines to exclude a particular Index Component in view of one or more of the following criteria (the “Exclusion Criteria”), as determined in the sole discretion of the Manager:

•
none or few of the Authorized Participants or service providers has the ability to trade or otherwise support the digital asset;
•
the Manager believes, based on current guidance, that use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions;

•
the digital asset’s underlying code contains, or may contain, significant flaws or vulnerabilities;
•
there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset; or
•
for any other reason, in each case as determined by the Manager in its sole discretion.

As part of determining whether use or trading of a digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, the Manager considers whether a particular digital asset that is included or eligible for inclusion in the Fund is a security for purposes of the federal securities laws. The Manager does this taking into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as reports, orders, press releases, public statements and speeches by the SEC and its staff providing guidance on when a digital asset may be a security for purposes of the federal securities laws. The Manager also considers, solely as one input, the analytical framework developed by Coinbase, Inc., which has been adopted by the Crypto Ratings Counsel, an organization of which the Manager is a founding member. Finally, the Manager discusses the security status of each digital asset included in the Fund with its external securities lawyers. Through this process the Manager believes that it is applying the proper legal standards in determining whether a particular digital asset is a security in light of the uncertainties inherent in the Howey and Reves tests, as opposed to a purely probabilistic or “risk based” standard. However, because of these uncertainties, the Manager acknowledges that a particular digital asset included in the Fund may in the future be found by the SEC or a federal court to be a security notwithstanding the Manager’s prior conclusion; and the Manager’s prior conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on the presence of a security. The Manager does not intend to permit the Fund to hold any digital asset that the Manager determines is a security under the federal securities laws, whether that determination is initially made by the Manager itself, or because the SEC or a federal court subsequently makes that determination. Because the legal tests for determining whether a digital asset is or is not a security often leave room for interpretation, when the Manager believes there to be good faith grounds to conclude that a particular digital asset is not a security, the Manager does not intend to exclude that digital asset from the Fund strictly on the basis that it could at some future point be determined to be a security.

The Weightings are generally expected to be the same as the Index Weightings except when one or more digital assets have been excluded from the Fund Components based on the Exclusion Criteria, in which case the Weightings are generally expected to be calculated proportionally to the respective Index Weightings for the remaining Index Components.

The Manager may decide, in its sole discretion, to include or exclude a digital asset if the Manager determines that such digital asset is or is not suitable for inclusion in the Fund’s portfolio, irrespective of such digital asset’s inclusion in the DLCS. In addition, the Manager may exclude a digital asset or rebalance the Weighting of an existing Fund Component to the extent its inclusion as a Fund Component or projected Weighting would exceed a threshold that could, in the Manager’s sole discretion, require the Fund to register as an investment company under the Investment Company Act or require the Manager to register as an investment adviser under the Investment Advisers Act.

The Exclusion Criteria are identical to the circumstances under which the Manager would determine to exclude a digital asset from the Fund’s portfolio pursuant to the Target Coverage Ratio Methodology.

Illustrative Example

For the purposes of illustration, the digital assets that qualified for inclusion in the DLCS based on market capitalization were Bitcoin (BTC), XRP (XRP) and Polkadot (DOT). The digital assets that qualified for inclusion based on liquidity were Bitcoin (BTC), XRP (XRP) and Chainlink (LINK). The digital assets that qualified for inclusion based on eligible exchanges were Bitcoin (BTC) and Chainlink (LINK). Bitcoin (BTC) was the only asset to pass the market capitalization, liquidity, and eligible exchange thresholds.

While Bitcoin (BTC) met the Index Inclusion Criteria, the Manager then sought to determine whether any of the aforementioned bases for exclusion applied:

i. none or few of the Authorized Participants or Service Providers has the ability to trade or otherwise support the digital asset: Because the Authorized Participant had the ability to trade Bitcoin (BTC) during this Fund Rebalancing Period, it satisfied this criterion.

ii. the Manager believes that, based on current guidance, use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions: Bitcoin (BTC) raised no such concern and therefore satisfied this criterion.

iii. the underlying code contains, or may contain, significant flaws or vulnerabilities: Bitcoin (BTC) raised no such concern and therefore satisfied this criterion.

iv. there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset: Bitcoin (BTC) raised no such concern and therefore satisfied this criterion.

v. for any other reason, in each case as determined by the Manager in its sole discretion: The Manager had no such reason and therefore, this Bitcoin (BTC) satisfied this criterion.

Following this analysis, it was determined that Bitcoin (BTC) should be included as a Fund Component.

The top digital assets by market capitalization that met the DLCS Methodology criteria as of June 28, 2022 are detailed below:

Asset	Symbol	Market Cap (billions)	Circulating Supply (millions)	Maximum Supply (millions)
Bitcoin	BTC	$386.1	19.1	21
Ether	ETH	$140.4	121.3	N/A
Cardano	ADA	$16.0	33,752.6	45,000
Solana	SOL	$12.3	342.8	N/A
Avalanche	AVAX	$5.3	282.2	720

Rebalancing

DLCS Methodology

The Index Provider reviews the DLCS for rebalancing according to the DLCS Methodology quarterly during a period beginning 14 days before the second business day of each January, April, July, and October (each such period, an “Index Rebalancing Period”). At the start of each Index Rebalancing Period, the Index Provider applies the DLCS Methodology to determine any changes to the Index Components and the Index Weightings, after which the Manager rebalances the Fund’s portfolio accordingly, subject to application of the Exclusion Criteria. In order to rebalance the Fund’s portfolio, the Manager will (i) determine whether any Fund Components have been removed from the DLCS and should therefore be removed as Fund Components, (ii) determine whether any new digital assets have been added to the DLCS and should therefore be included as Fund Components, (iii) determine how much cash and Forked Assets the Fund holds. If a Fund Component is no longer included in the DLCS, the Manager will adjust the Fund’s portfolio by selling such Fund Component in the Digital Asset Markets and using the cash proceeds to purchase additional tokens of the remaining Fund Components and, if applicable, any new Fund Component in proportion to their respective Weightings. If a digital asset not then included in the Fund’s portfolio is newly eligible for inclusion in the Fund’s portfolio because it was added to the DLCS and not excluded through the Exclusion Criteria, the Manager will adjust the Fund’s portfolio by selling tokens of the then-current Fund Components in the Digital Asset Markets in proportion to their respective Weightings and using the cash proceeds to purchase tokens of the newly eligible digital assets.

The Manager will rebalance the Fund’s portfolio quarterly during a period beginning on the second business day of each January, April, July and October (each such period, a “Fund Rebalancing Period”). The Manager expects each Fund Rebalancing Period to last between one and five business days. The Manager will post on its website the new Fund Components and their respective Weightings at the end of each Fund Rebalancing Period based on the assessment described above. During each Fund Rebalancing Period, the Manager will halt creations (and if redemptions are then permitted, redemptions) of Shares. If a Fund Rebalancing Period ends prior to 4:00 p.m., New York time, on a business day, the Manager will cause the Fund to resume creations on such business day and the Fund will create Shares in exchange for contributions of the then-current Fund Components in proportion to their respective Weightings as of the end of such Fund Rebalancing Period, as determined as of 4:00 p.m., New York time, on such business day in the manner set forth under “Description of the Fund—Creation of Shares” in Exhibit 99.1 to Amendment No. 5 to the Fund’s Registration Statement on the Form 10 filed with the Securities and Exchange Commission on February 4, 2022 (the “Information Statement”). If a Fund Rebalancing Period ends after 4:00 p.m., New York time, on a business day, the Manager will cause the Fund to resume creations on the following business day.

There are two factors that drive changes in the market capitalization weighting of a Fund Component: (i) increases and decreases in the market price of a Fund Component, which occur daily as prices fluctuate in the digital asset market, and (ii) increases or decreases in the circulating supply of the Fund Component, which occur gradually over extended periods of time for a number of reasons, including in connection with mining or staking activity. Since the daily fluctuation in the market price of each Fund Component is the predominant driver of its market capitalization weighting, the Weighting of each Fund Component will generally dynamically adjust with the market, even without adjustments to such Fund Component’s Weighting, to account for gradual changes in supply. Therefore, the Manager does not expect the Index Provider to cause the DLCS to remove or add tokens of any Index Component during an Index Rebalancing Period, and accordingly the Manager generally does not expect the Fund to sell or purchase tokens of any Fund Component during a Fund Rebalancing Period other than in the event that (i) a Fund Component is eligible for removal, (ii) a new digital asset is eligible for inclusion, or (iii) the Fund holds cash either from contributions in connection with the creation of Baskets or as a result of the sale of any Forked Assets. However, should the Manager determine that the Weighting of a Fund Component does not accurately reflect its market capitalization due to, among other reasons, material increases or decreases in the circulating supply of such Fund Component that have not been accounted for over the course of prior Fund Rebalancing Periods, the Manager may cause the Fund to purchase or sell additional tokens of such Fund Component during a Fund Rebalancing Period to adjust such Fund Component’s Weighting.

During any Fund Rebalancing Period, the Manager will also (i) decide whether to cause the Fund to sell or hold any Forked Assets then held by the Fund and (ii) generally cause the Fund to use the cash proceeds from the sale of any Forked Assets and any cash contributed to the Fund as the Forked Asset Portion or the Cash Portion to purchase additional tokens of all Fund Components then held by the Fund in proportion to their respective Weightings as determined during such Fund Rebalancing Period. Other than through the quarterly rebalancing described above, the Manager does not intend to actively manage the Fund portfolio in response to price changes in the Fund Components held by the Fund at any given time.

Discretion of the Manager, Index Provider and Reference Rate Provider

The Manager has sole discretion to replace the DLCS with a different Large Cap index and sole discretion to replace the Index Provider with a different Large Cap index provider, and may replace either the DLCS or the Index Provider from time to time. The Index Provider has sole discretion over the DLCS Methodology and may change it from time to time. The current DLCS Methodology and current Index Components are available at the Index Provider’s public website, at https://www.coindesk.com/indices/dlcs/. The Reference Rate Provider has sole discretion over the determination of Digital Asset Reference Rates and may change the methodologies for determining the Digital Asset Reference Rates from time to time.

Updates to Risk Factors disclosure:

Risk Factors Related to the Fund and the Shares

The Fund’s investment policies are rules-driven, which may lead the Fund’s portfolio to be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value.

Although the Fund will generally hold the Fund Components in proportion to their market capitalization, the Fund will not invest in digital assets that do not meet the DLCS Methodology. In addition, the Manager may exclude a digital asset from the Fund’s portfolio even if it meets the DLCS Methodology because, among other reasons, (i) none or few of the Authorized Participants or service providers has the ability to trade or otherwise support the digital asset; (ii) use or trading of the digital asset raises or potentially raises significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, such as the U.S. federal securities or commodities laws or similar laws in other significant jurisdictions; (iii) the underlying code contains, or may contain, significant flaws or vulnerabilities; (iv) there is limited or no reliable information regarding, or concerns over the intentions of, the core developers of the digital asset; or (v) for any other reason, in each case as determined by the Manager in its sole discretion. As a result, the Fund’s portfolio may be underrepresented with respect to digital assets that are increasing in value and/or overrepresented with respect to digital assets that are declining in value. Should this be the case, the Fund may underperform relative to other investment options that do invest in such digital assets and do not follow similar investment policies.

Moreover, the DLCS, and therefore the Fund, is reviewed for rebalancing during a period that occurs on a quarterly basis and in accordance with specific criteria set forth under “—Rebalancing” detailed above. Because the Fund will not actively manage the portfolio in between Fund Rebalancing Periods, the Fund may hold digital assets during periods in which their prices are flat or declining and may not be holding digital assets during periods in which such prices are rising if such price activity occurs between Fund Rebalancing Periods. For example, if any of the Fund Components are declining in value, the Fund will not sell such Fund Components except during Fund Rebalancing Periods in accordance with its investment policies or, if redemptions are then permitted, in order to meet redemptions. Any decrease in value of the Fund Components will result in a decrease in the Digital Asset Holdings which will negatively impact the value of the Shares. The Fund will not sell the Fund Components to attempt to avoid losses.

Moreover, there may be costs associated with a rebalancing of the Fund’s portfolio, including transaction costs associated with the sale or purchase of digital assets and any tax on gains recognized by the Fund upon sales of digital assets, which could impact the Fund’s performance.

Risk Factors Related to Potential Conflicts of Interest

The Index Provider and Reference Rate Provider is an affiliate of the Manager and the Fund.

On December 31, 2020, CoinDesk, Inc., an affiliate of the Manager and a wholly owned subsidiary of DCG, acquired CoinDesk Indices, Inc., the Index Provider and Reference Rate Provider. As a result of this acquisition, the Index Provider and Reference Rate Provider has become a wholly owned subsidiary of CoinDesk, Inc., which is a wholly owned subsidiary of DCG. In its capacity as Index Provider, CoinDesk Indices, Inc. publishes the DLCS and developed the DLCS Methodology. In its capacity as Reference Rate Provider, CoinDesk Indices, Inc. publishes the Digital Asset Reference Rate for each Fund Component, which are used by the Manager to calculate the Digital Asset Holdings of the Fund. The Manager’s Fee accrues daily in U.S. dollars at an annual rate based on the Digital Asset Holdings Fee Basis Amount, which is based on the Digital Asset Holdings of the Fund, and is paid in tokens of the Fund Components.

The type and number of tokens of the Fund Components that accrues each day as the Manager’s Fee is determined by reference to the DLCS Methodology and the Digital Asset Reference Rate for each Fund Component, each published by CoinDesk Indices, Inc.

The Index Provider developed the DLCS Methodology, has sole discretion over the DLCS Methodology and may change the DLCS Methodology at any time. The Reference Rate Provider selects the exchanges that are included in the Digital Asset Reference Rate for each Fund Component and also developed the methodology and algorithm (if applicable) that provide such Digital Asset Reference Rate based on the exchanges included in such Digital Asset Reference Rate. The Reference Rate Provider formally re-evaluates the weighting algorithm used by each Digital Asset Reference Rate quarterly and may decide to change the way in which such Digital Asset Reference Rate is calculated based on this periodic review or in other extreme circumstances.

If the Manager determines in good faith that a Digital Asset Reference Rate does not reflect an accurate price for such Fund Component, then the Manager will employ an alternative method to determine such Digital Asset Reference Rate under the cascading set of rules set forth in “Item 1. Business—Digital Asset Reference Rates—Determination of Digital Asset Reference Rates When Indicative Prices and Index Prices are Unavailable” in the Fund’s Information Statement. In the context of applying such rules, the Manager may determine in good faith that the alternative method applied does not reflect an accurate price for the relevant Fund Component and apply the next alternative method under the cascading set of rules. If the Manager determines after employing all of alternative methods that a Digital Asset Reference Rate does not reflect an accurate price for a Fund Component, the Manager will use its best judgment to determine a good faith estimate of the Digital Asset Reference Rate. There are no predefined criteria to make a good faith assessment in these scenarios and such decisions will be made by the Manager in its sole discretion. Because such a determination could reflect negatively upon the Reference Rate Provider, lead to a decrease in the Reference Rate Provider’s revenue or otherwise adversely affect the Reference Rate Provider, and because of their affiliation, the Reference Rate Provider may be incentivized to resolve any questions regarding, or changes to, the manner in which a Digital Asset Reference Rate for a Fund Component is constructed and in which such Digital Asset Reference Rate is calculated in a way that favors the Manager.

In addition, although the Digital Asset Reference Rate for each Fund Component does not currently include data from over-the-counter markets or derivatives platforms, the Reference Rate Provider may decide to include pricing from such markets or platforms in the future, which could include data from Genesis. Any impact on the accuracy or perceived accuracy of a Digital Asset Reference Rate for a Fund Component could have a negative impact on the value of the Shares.

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This Current Report on Form 8-K supplements, and where applicable amends, the Memorandum as defined in the Fund’s Second Amended and Restated Limited Liability Company Agreement, for general purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Manager of the Grayscale Digital Large Cap Fund LLC

Date:	June 29, 2022	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer